                                                                    Exhibit 4.17

     THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES
       ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES
      LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD
     UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS
             OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

                           JETBLUE AIRWAYS CORPORATION

                                   SERIES G-1

                       EQUIPMENT NOTE DUE JANUARY 2, 2014

No. ____                                  Date: November 14, 2006

                                                        MATURITY DATE

                                                        January 2, 2014

            JETBLUE AIRWAYS CORPORATION, a Delaware corporation ("OWNER"), hereby promises to pay to Wilmington Trust Company, not in its individual capacity but soley as pass through trustee under that certain Pass Through Trust
Agreement (Spare Parts) dated as of the date hereof in respect of the JetBlue
Airways (Spare Parts) G-1 Pass Through Trust, or the registered assignee thereof, the principal sum of $74,198,000 (the "ORIGINAL AMOUNT"), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at a rate per annum for each Interest
Period equal to the Debt Rate applicable for this Series for such Interest
Period (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues). The Original Amount of this
Equipment Note shall be paid in full on January 2, 2014 (the "MATURITY DATE").
Accrued but unpaid interest shall be due and payable in quarterly installments commencing on January 2nd, 2007 and thereafter on April 2nd, July 2nd, October
2nd and January 2nd, of each year, to and including the Maturity Date. Interest shall be payable with respect to the first but not the last day of each Interest
Period. Notwithstanding the foregoing, the final payment made on this Equipment
Note shall be in an amount sufficient to discharge in full the unpaid Original
Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

            For purposes hereof, the term "Trust Indenture" means the Trust
Indenture and Mortgage, dated as of November 14, 2006, between the Owner and
Wilmington Trust Company (the "MORTGAGEE"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this
Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

            This Equipment Note shall bear interest, payable on demand, at the
Payment Due Rate applicable for this Series (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) on any overdue payment of all or a portion of the Original Amount and
(to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

            This Equipment Note is subject to redemption as provided herein in
Section 2.11 and Section 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture, and the holder by acceptance of this Note agrees to be bound by said provisions.

            There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes of each Series at the
Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

            The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate
Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture.
Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation. The Mortgagee shall remit such amounts received by it to the holder hereof as set forth in the
Trust Indenture.

            The holder hereof, by its acceptance of this Equipment Note, agrees to the provisions of the Trust Indenture, the Collateral Maintenance Agreement
and the Intercreditor Agreement (including, without limitation, those provisions pertaining to the issuance of Additional Equipment Notes ratably secured by the
Collateral and which may be of the same Series ranking on parity with this
Equipment Note). Without limiting the generality of the foregoing, the holder hereof agrees that, except as provided in the Trust Indenture, each payment of all or a portion of the Original Amount, interest, Break Amount, if any, and
Premium, if any, received by it hereunder shall be applied, first, to the payment of Break Amount, if any, with respect to this Equipment Note, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue payment of all or a portion of the Original Amount, any overdue
Break Amount and Premium, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of all or the portion of the Original Amount of this
Equipment Note then due, fourth, to the payment of Premium, if any, and any other amount due hereunder or under the Trust Indenture, and fifth, the balance, if any, remaining thereafter, to the payment of the Original Amount of this
Equipment Note remaining unpaid.

            This Equipment Note is one of the Equipment Notes referred to in the
Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes

of all Series issued under the Trust Indenture. The provisions of this Equipment
Note are subject to the Trust Indenture. Reference is hereby made to the Trust
Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust
Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the
Trust Indenture each holder hereof agrees by its acceptance of this Equipment
Note.

            As provided in the Trust Indenture and subject to certain
limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same.

            Prior to due presentment for registration of transfer of this
Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

            In no event shall the Debt Rate (including any other relevant amount) hereon at any time exceed the maximum rate of interest permitted under applicable law.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

            THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

            IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                          JETBLUE AIRWAYS CORPORATION

                                          By:___________________________________
                                             Name:
                                             Title:

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Equipment Notes, referred to in the
within-mentioned Trust Indenture.

                                          WILMINGTON TRUST COMPANY, as
                                             Mortgagee

                                          By:___________________________________
                                             Name:
                                             Title: